Exhibit 10.6

VOTING AGREEMENT

THIS VOTING AGREEMENT is made and entered into as of this 12th day of January, 2006 (the “Agreement”) by and among Sentinel Technologies, Inc., a Delaware corporation, (“STI”); Sentinel Operating, L.P., a Texas limited partnership and an affiliate of LLG (“Sentinel”); Tidel Technologies, Inc., a Delaware corporation (the “Company”); Mark K. Levenick; Jerrell G. Clay; Raymond P. Landry; Stephen P. Griggs; Robert D. Peltier; M. Flynt Moreland; and Troy D. Richard (each a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used but not defined herein shall have the same meanings ascribed thereto in the Purchase Agreement (defined below).

RECITALS

A.    Contemporaneously with the execution and delivery of this Agreement, Sentinel, the Company and Tidel Engineering, L.P., a Delaware limited partnership and an affiliate of the Company (“Engineering”) are entering into an Asset Purchase Agreement, dated as of the date hereof, as the same may be amended from time to time, (the “Purchase Agreement”), which provides that, upon the terms and subject to the conditions set forth therein, Sentinel will purchase the assets of Division from the Company and Engineering (the “Transaction”).

B.    As of the date hereof, each Stockholder beneficially owns the number of shares of common stock, par value $.01 per share, of the Company set forth opposite such Stockholder’s name on Schedule I hereto (all such shares so owned and which may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options, conversion of notes, or by any other means of purchase, dividend, acquisition, distribution or otherwise, being referred to herein as such Stockholder’s “Shares”).

C.    In connection with the Transaction and pursuant to the terms of the Purchase Agreement, each Stockholder has agreed to grant STI an irrevocable proxy to vote the Stockholder’s Shares in favor of the approval and adoption of (i) the Purchase Agreement and the transactions contemplated thereby, (ii) the amendment to the Company’s certificate of incorporation to change the Company’s name such that it does contain the terms “Tidel” or “Sentinel” or any derivations thereof (the “Amendment”), and (iii) any motion for adjournment or postponement of the Parent Stockholder Meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the Purchase Agreement and the transactions contemplated thereby and the Amendment (the “Motion”).

D.    As a condition to their willingness to enter into the Purchase Agreement, Sentinel has requested that the Stockholders enter into this Agreement.

E.    In order to induce Sentinel to enter into the Purchase Agreement, the Stockholders are willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
VOTING AGREEMENT

1.1  Voting of Shares.

From the date hereof until the termination of this Agreement, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, each Stockholder shall vote such Stockholder’s Shares (i) in favor of the approval and adoption of the Purchase Agreement (as amended from time to time pursuant to the terms thereof) and the transactions contemplated thereby, (ii) against any other Acquisition Proposal or any negotiations or discussions with respect to an Acquisition Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company’s Certificate of Incorporation or Bylaws, which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Purchase Agreement or the likelihood of such transactions being consummated, (iii) in favor of the approval and adoption of the Amendment, (iv) in favor of the approval and adoption of the Motion, and (v) in favor of any other matter necessary for consummation of the transactions contemplated by the Purchase Agreement and related agreements which is considered at any such meeting of Stockholders or in such consent, and in connection therewith to execute any documents which are necessary in order to effectuate the foregoing, including the ability for STI or its nominees to vote such Shares directly.

1.2  Irrevocable Proxy.

Each Stockholder hereby agrees to deliver to STI a duly executed proxy in the form attached hereto as Exhibit A concurrently with the execution and delivery of this Agreement (the “Proxy”), such Proxy to cover the Shares in respect of which Stockholder is entitled to (i) vote at each meeting of the stockholders of the Company (including, without limitation, each written consent in lieu of a meeting) in favor of the approval and adoption of (a) the Purchase Agreement and the transactions contemplated thereby, (b) the Amendment, and (c) the Motion, (ii) to vote against any other Acquisition Proposal or any negotiations or discussions with respect to an Acquisition Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company’s Certificate of Incorporation or Bylaws, which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Purchase Agreement or the likelihood of such transactions being consummated and (iii) demand that the Secretary or any other appropriate officer of the Company call a special meeting of the stockholders of the Company for the purpose of considering the Transaction, the Purchase Agreement, the Amendment and all other transactions contemplated thereby. Each Stockholder hereby revokes any and all prior proxies or powers of attorney given by such Stockholder with respect to the Shares, other than any proxy given in respect to the approval of the sale of the Company’s ATM business to NCR Texas LLC pursuant to the NCR Purchase Agreement. The Proxy shall automatically terminate and be of no further force or effect upon any termination of this Agreement.

1.3  No Proxies for or Transfers of Stockholder Shares.

Except as contemplated by the terms of this Agreement, from the date hereof until the termination of this Agreement, each Stockholder hereby agrees that such Stockholder shall not, without the prior written consent of STI, which may be withheld in the sole discretion of STI, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement, arrangement or understanding with respect to the voting of any such Stockholder’s Shares, or (ii) sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other agreement, arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any of such Stockholder’s Shares. Each Stockholder hereby agrees such Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance, pledge or other disposition or any such contract, option or other agreement, arrangement or understanding and agrees to notify STI promptly (but in any event, within 24 hours), and to provide all details requested by STI, if such Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing. Notwithstanding any other provision of this Section 1.3, each Stockholder may sell or otherwise assign, with or without consideration, an unlimited amount of such Stockholder’s Shares to any spouse or member of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his spouse or members of his immediate family, or to a trust for himself, or to a charitable remainder trust, or to any entity that is wholly owned by members of such Stockholder’s immediate family, provided that each such transferee or assignee, prior to the completion of the sale, transfer or assignment, shall have executed and delivered to STI documents assuming the obligations of such Stockholder under this Agreement with respect to the transferred securities, such documents to be satisfactory to STI in its sole discretion.

1.4  Stop Transfer.

During the term of this Agreement, no Stockholder shall request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, unless such transfer is made in compliance with this Agreement.

1.5  Notification.

If any Stockholder becomes aware of an Acquisition Proposal or if an Acquisition Proposal is hereafter made or if any request for nonpublic information relating to the Company or any of its subsidiaries is made by any person or entity that has made an Acquisition Proposal or has advised such Stockholder that it may be considering making an Acquisition Proposal, such Stockholder shall within 24 hours notify STI of the material details of such Acquisition Proposal or request (including the identity of the person or entity making such Acquisition Proposal, the terms thereof and the information requested thereby) and shall within 24 hours provide STI with a copy of any Acquisition Proposal or request that is made in writing and copies of all correspondence relating thereto. Thereafter such Stockholder shall keep STI fully apprised on a current basis of the status of any such Acquisition Proposal and of any modifications to the terms thereof. Each Stockholder hereby agrees to immediately cease and cause to be terminated all existing discussions or negotiations with any parties other than STI conducted heretofore with respect to any Acquisition Proposal.

1.6  Additional Documents.

Each Stockholder hereby covenants and agrees to execute and deliver any and all additional documents necessary or desirable, in the reasonable opinion of STI, to carry out the purpose and intent of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder hereby represents and warrants to STI and Sentinel as follows:

2.1  Due Authorization, Etc.

Such Stockholder has all requisite power and authority and the legal capacity to execute, deliver and perform this Agreement, to appoint STI as its proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of STI as such Stockholder’s proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against each Stockholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

2.2  No Conflicts; Required Filings and Consents.

The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any law applicable to such Stockholder or by which such Stockholder or any of such Stockholder’s properties is bound or affected, or (ii) result in the creation of a lien or encumbrance on such Stockholder’s Shares pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s assets is bound or affected.

2.3  Valid Title.

Such Stockholder is the sole, true, lawful and beneficial owner of such Stockholder’s Shares with no restrictions on such Stockholder’s voting rights or rights of disposition pertaining thereto. None of such Stockholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. None of such Stockholder’s Shares is subject to any adverse claims, options, liens, charges, encumbrances, security interests or other restrictions on transfer.

2.4  Total Shares.

Each Stockholder is the record and beneficial owner of the number of Shares set forth next to such Stockholder’s name on Schedule I hereto. Except as set forth on Schedule I hereto, neither such Stockholder nor any beneficial owner or owners of such Stockholder’s Shares own any Shares, or options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company. Except as set forth on Schedule I hereto, each Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares beneficially owned by such Stockholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

2.5  Community Property.

If the Stockholder is married and the Stockholder’s Shares constitute community property or spousal approval is otherwise required for this Agreement to be legal, valid and binding, then, to the extent so required, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the Stockholder’s spouse, enforceable against such spouse in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity.

ARTICLE III
MISCELLANEOUS

3.1        Termination.

This Agreement and each Proxy granted pursuant to Article I shall terminate automatically and without any action of any of the parties hereto and be of no further force and effect upon the earlier to occur of: (i) the written mutual consent of the parties hereto, or (ii) the Expiration Date (as defined below). No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination or from any obligation pursuant to a notice delivered on or before the date of such termination. As used herein, the “Expiration Date” shall mean the earlier to occur of (i) the Closing (as defined in the Purchase Agreement), or (ii) the termination of the Purchase Agreement according to its terms.

3.2  Further Assurance.

From time to time, at the request of another party hereto and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

3.3  Certain Events; Successors.

Each Stockholder agrees that this Agreement and such Stockholder’s obligations hereunder shall attach to such Stockholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder’s heirs, executors, guardians, administrators, successors or assigns. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

3.4  No Waiver.

The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

3.5  Notice.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, the day of transmission if a business day or, if not, the next business day thereafter, if delivered by telecopier (with confirmation of receipt), the next business day if delivered by an internationally recognized overnight courier service, such as Federal Express, or the third business day if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to STI or Sentinel, to:

Sentinel Technologies, Inc.
9423 Desert Willow Road
Highlands Ranch, Colorado 80129
Attn: Jeffrey Galgano
Fax: (303) 734-4733

with a copy to:
Hensley Kim & Edgington, LLC
1660 Lincoln Street
Suite 3050
Denver, Colorado 80264
Attention:     Darren R. Hensley, Esq.
John P.J. Kim, Esq.
Fax: (720) 377-0777

If to the Company:

Tidel Technologies, Inc.
2310 McDaniel Drive
Carrollton, Texas 75006
Attention: Stephen P. Griggs
Fax: (972) 241-6229

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Adam W. Finerman, Esq.
(212) 451-2222 fax

and

(b)           If to a Stockholder, to the address set forth below such Stockholder’s name on Schedule I hereto.

3.6  Effect of Headings.

The Article and Section headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

3.7  Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

3.8  Entire Agreement.

This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

3.9  Assignment and Binding Effect.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment shall be void, except that STI may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of STI or to a successor corporation or other successor entity in the event of a merger, acquisition, consolidation or other transfer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

3.10    Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of laws.

3.11    Amendment and Modification.

This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

3.12    Specific Performance; Injunctive Relief.

The parties hereto acknowledge that STI will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to STI upon any such violation, STI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to STI at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

3.13    Counterparts.

This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as if the original counterpart had been delivered.

3.14    Third Party Beneficiary.

The parties to this Agreement hereby acknowledge and agree that Laurus Master Fund, Ltd., a Cayman Island company (“Laurus”), shall be a third party beneficiary to this Agreement entitled to the rights, but shall not assume the obligations or liabilities, of STI hereunder with respect to the transactions contemplated hereby. In addition, this Agreement shall not be modified, amended, altered or supplemented without the prior written consent of Laurus, such consent not to be unreasonably withheld.  The rights conferred to Laurus under this Section 3.14 shall be deemed to be coupled with an interest and irrevocable without the prior written consent of Laurus.

* * * * *

IN WITNESS WHEREOF, STI, Sentinel, the Company and each of the Stockholders have caused this Agreement to be executed as of the date first written above.

SENTINEL TECHNOLOGIES, INC.

/s/Raymond P. Landry
By:	Raymond P. Landry
Title:	CEO

SENTINEL OPERATING, L.P.

By:	Sentinel Cash Systems, L.L.C.,
Its:	General Partner

By:	/s/Raymond P. Landry
Raymond P. Landry
President

TIDEL TECHNOLOGIES, INC.

/s/ Jerrell G. Clay
By:	Jerrell G. Clay
Title:	Director

STOCKHOLDERS:

/s/ Mark. K. Levenick
MARK K. LEVENICK

/s/ Jerrell G. Clay
JERRELL G. CLAY

/s/ Raymond P. Landry
RAYMOND P. LANDRY

/s/ Stephen P. Griggs
STEPHEN P. GRIGGS

/s/ Robert D. Peltier
ROBERT D. PELTIER

/s/ M. Flynt Moreland
M. FLYNT MORELAND

/s/ Troy D. Richard
TROY D. RICHARD

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EXHIBIT A

IRREVOCABLE PROXY
TO VOTE STOCK OF
TIDEL TECHNOLOGIES, INC.
(a Delaware Corporation)

The undersigned Stockholder of Tidel Technologies, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by the Delaware General Corporation Law) appoints Sentinel Technologies, Inc., a Delaware corporation (“STI”), or any designee of STI, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned Stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy and other than any proxy given in respect to the approval of the sale of the Company’s ATM business to NCR Texas LLC pursuant to the NCR Purchase Agreement, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the termination of the Voting Agreement (as hereinafter defined).

This Irrevocable Proxy is irrevocable (to the extent provided by the Delaware General Corporation Law), is coupled with an interest, and is granted in consideration of STI entering into that certain Voting Agreement (the “Voting Agreement”), dated as of even date herewith, by and among STI; Sentinel Operating, L.P., a Texas limited partnership and an affiliate of STI (“Sentinel”), the Company, the undersigned and certain other stockholders of the Company, and that certain Purchase Agreement (the “Purchase Agreement”), dated as of January__, 2006, by and among the Company; Tidel Engineering, L.P., a Delaware limited partnership and an affiliate of the Company (“Engineering”) and Sentinel, which Purchase Agreement provides for the purchase of the assets of Division from the Company and Engineering (the “Transaction”). Notwithstanding the foregoing, this Irrevocable Proxy shall terminate and be of no further force or effect upon any termination of the Voting Agreement.

The attorney and proxy named above is hereby authorized and empowered by the undersigned, at any time prior to the termination of the Voting Agreement, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at any annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows:

(i)     in favor of the approval and adoption of the Purchase Agreement (as amended from time to time pursuant to the terms thereof), and the transactions contemplated thereby;

(ii)       against any Acquisition Proposal or any negotiations or discussions with respect to an Acquisition Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company’s Certificate of Incorporation or Bylaws, which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Purchase Agreement or the likelihood of such transactions being consummated;

(iii)   in favor of the approval and adoption of the amendment to the Company’s certificate of incorporation to change the Company’s name such that it does contain the terms “Tidel” or “Sentinel” or any derivations thereof;

(iv)   in favor of the approval and adoption of any motion for adjournment or postponement of the meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of items (i) and (iii) above; and

(v)    in favor of any other matter necessary for consummation of the transactions contemplated by the Purchase Agreement and related agreements which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary in order to effectuate the foregoing, including the ability for STI or its nominees to vote such Shares directly.

The attorney and proxy named above is hereby authorized and empowered by the undersigned to demand that the Secretary or any other appropriate officer of the Company call a special meeting of the stockholders of the Company for the purpose of voting on matters set forth in clauses (i) and (iii) of the preceding paragraph. The Stockholder may vote the Shares on all other matters not specifically referred to in this Irrevocable Proxy, and the attorney and proxy named above may not exercise this Irrevocable Proxy with respect to such other matters. Without limiting the generality of the foregoing, this Irrevocable Proxy may not be used to waive or amend any material rights or obligations of the undersigned under the Voting Agreement, the Purchase Agreement or otherwise.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Capitalized terms used by not defined herein shall have the same meanings ascribed thereto in the Purchase Agreement.

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This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable and terminates upon the termination of the Voting Agreement.

Dated: January__, 2006
By:

(Signature of Stockholder)

Name:

(Print Name of Stockholder)

Shares beneficially owned:

shares of Common Stock of Company

shares of Common Stock of Company underlying Company Convertible Notes shares of Common Stock of Company underlying options

shares of Common Stock of Company underlying warrants

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